UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

AMENDMENT NO. 1

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))
☒	Definitive Information Statement

DOLCE VENTURES, INC.
(Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No Fee Required
☐	Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, schedule, or registration statement number:

3.	Filing party:

4.	Date filed:

INFORMATION STATEMENT

October 19, 2006

DOLCE VENTURES, INC.

GENERAL

This Information Statement is being distributed to the holders of record of the common stock, par value $.001 per share (“Common Stock”), of Dolce Ventures, Inc., a Utah corporation (the "Company"), at the close of business on October 16, 2006 (the "Record Date") under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Information Statement advises shareholders of the following actions taken and approved on September 16, 2006 by the board of directors of the Company (the “Board of Directors”), and the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. (the “Majority Shareholders”):

•	to change the name of the Company to Sino Gas International Holdings, Inc. (the “Name Change”)

•
to authorize the Board of Directors to effect a three hundred four and forty-four one-hundredths-for-one (304.44:1) reverse stock split of the outstanding shares of Common Stock (the "Reverse Split", and together with the Name Change, the “Corporate Actions”).

.
The Corporate Actions will not become effective until the filing with, and acceptance by, the Office of the Secretary of State of Utah of an Amendment to the Company’s Articles of Incorporation (the “Amendment”) at least 20 days after the date of the mailing of this Information Statement to the Company’s shareholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Introduction

On September 7, 2006, the Company entered into a reverse merger transaction in which the Company (i) consummated a share exchange transaction with the shareholders of GAS Investment China Co., Ltd. (“Gas (BVI)”), whereby the Company exchanged 14,361,647 shares of its newly designated Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Stock”) for all of the issued and outstanding stock of Gas (BVI) held by the shareholders of Gas (BVI) (the “Share Exchange Transaction”), and (ii) consummated the initial closing of a private placement offering, whereby the Company issued to the investors at the initial closing 2,509,782 shares of its newly designated Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Stock”) and attached warrants and rights in exchange for $6,876,800 (the “Private Financing”, together with “Share Exchange Transaction”, and, collectively, the “Reverse Merger Transaction”).

As a result of the Share Exchange Transaction, Gas (BVI) became a wholly-owned subsidiary of the Company, and Beijing Zhong Ran Wei Ye Gas Co., Ltd. (“Beijing Gas”), a limited liability company organized under the laws of the People’s Republic of China (the “PRC”) and a wholly-owned subsidiary of Gas (BVI), became an indirectly wholly owned subsidiary of the Company. Beijing Gas and its subsidiaries in the PRC are engaged in the development of natural gas distribution systems and the distribution and supply of natural gas in the PRC. As a result of the Share Exchange Transaction, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act and is now engaged in the development of natural gas distribution systems and the distribution and supply of natural gas in the PRC.

In order to effect the Reverse Merger Transaction, the shareholders of Gas (BVI) purchased 72,569,764 shares or our Common Stock to effect a change of control, the details of which are more fully described under the heading “Change in Control of the Company” below.

The Series A Stock will automatically convert into Common Stock upon the filing with and acceptance by the Office of the Secretary of State of Utah of the Amendment to effect the Reverse Split, without any notice or action required on the part of the Company or the holders of Series A Preferred or Common Stock. At any time on or after filing with and acceptance by the Office of the Secretary of State of Utah of the Amendment to effect the Reverse Split, the holders of Series B Stock will have the option, subject to certain limitations, to convert all or any portion of their shares of Series B Stock into Common Stock at a conversion ratio of 1:1, subject to adjustment for certain events. The conversion rights of holders of Series B Stock will terminate in the event of a liquidation, dissolution or winding up of the Company.

The Reverse Split was approved by the holders of a majority of the Company’s then outstanding Common Stock on September 16, 2006, along with a change in the Company’s corporate name to “Sino Gas International Holdings, Inc.” The Reverse Split and Name Change will not become effective until the filing with and acceptance by the Office of the Secretary of State of Utah of the Amendment at least 20 days after the date of the mailing of this Information Statement to the Company’s shareholders of record as of the close of business on October 16, 2006.

For additional information concerning the transactions relating to the Reverse Merger Transaction, the related documents and the business of Beijing Gas, see Items 1.01 and 2.01 of the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2006.

As a result of the Reverse Merger Transaction, Gas (BVI) and Beijing Gas are now our direct and indirect, wholly-owned subsidiaries. While the Company’s previous management did not previously indicate that the Company was a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s new management believes that the Company, prior to Reverse Merger Transaction , qualified as a shell company. As a result of the Reverse Merger Transaction, the Company ceased being a shell company as such term is defined in Rule 12b-2.

Set forth below is our corporate structure:

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(1)	Beijing Zhong Ran Wei Ye Gas Co., Ltd.” has the following subsidiaries:

Subsidiary	Beijing Gas’s Equity Interest
Yu Tian county Zhong Ran Wei Ye Gas Ltd.	90%

Ning Jing Wei Ye Gas Ltd.	95%

Xing Tang County Wei ye Gas Ltd.	95%

Lin Zhang County Wei Ye Gas Ltd.	85%

Jin Zhou Wei Ye Gas Ltd.	95%

Wu Qiao County Gas Ltd.	95%

Long Yao County Zhong Ran Wei Ye Gas Ltd.	95%

Shen Zhou Wei Ye Gas Ltd.	95%

An Ping County Wei Ye Gas Ltd.	95%

Pei County Wei Ye Gas Ltd.	90%

Si Hong Wei Ye Gas Ltd.	95%

Si Shui Wei Ye Gas Ltd.	95%

Lang Fang Development Zone Wei Ye Dangerous Goods Transportation Ltd.	95%

Beijing Zhong Ran Xiang Ke Gas Technology Ltd.	40%

Change In Control of the Company

In order to effect the Reverse Merger Transaction, on September 7, 2006, Gas (BVI) and certain shareholders of the Company entered into a stock purchase agreement (the “Dolce Stock Purchase Agreement”), whereby certain Dolce shareholders agreed to sell to Gas (BVI) an aggregate of 72,569,764 shares of the Company’s Common Stock, representing approximately 72.01% of our then total issued and outstanding voting securities as of the date thereof, in exchange for $675,000 (the “Stock Sale”).

In connection with the Dolce Stock Purchase Agreement, our Board of Directors agreed, at the closing of the Stock Sale, to appoint Gas (BVI)’s appointees to the Board of Directors and to resign their positions on our Board of Directors and as our officers. Consequently, immediately after the closing of the Stock Sale on September 7, 2006, there was a change in the entirety of our Board of Directors. The directors of our Board of Directors, all appointees of Gas (BVI), are: Messrs. Liu Yu Chuan, Chen Guo Wei, Sun Quan Dong, John D. Kuhns, and Ms. Chen Fang.

On August 25, 2006, the Company filed an Information Statement with the SEC relating to the change in control of our Board of Directors containing the information required under Rule 14f-1 of the Exchange Act. On September 8, 2006, the Company distributed that Information Statement to all holders of record of Common Stock.

THE NAME CHANGE

The Board of Directors of the Company and the Majority Shareholders approved an amendment to the Articles of Incorporation of the Company to change its corporate name from Dolce Ventures, Inc. to Sino Gas International Holdings, Inc. The new corporate name more closely identifies the Company with its business and operation in the natural gas industry in the PRC.

THE REVERSE SPLIT

At the time of the Reverse Split, holders of outstanding shares of Common Stock will receive one share of post-Reverse Split Common Stock for each 304.44 shares of pre-Reverse Split Common Stock held as of the close of business on the date the Amendment is filed. No fractional shares of Common Stock will be issued in connection with the Reverse Split. All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share. In connection with the Reverse Split, the Company’s Board of Directors, in its sole discretion, may provide special treatment to shareholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event the Board determines to provide such special treatment, shareholders holding 30,444 or fewer shares of Common Stock, but at least 15,222 shares of Common Stock, will receive 100 shares of Common Stock after the Reverse Split, and persons holding less than 15,222 shares of Common Stock would not be affected. The terms and conditions of special treatment afforded to the Company’s shareholders to preserve round lot shareholders, if any, including the record dates for determining which shareholders may be eligible for such special treatment, will be established in the discretion of the Board of Directors.

Authorization by the Board of Director and Majority Shareholders

Pursuant to the bylaws of the Company and Section 16-10a-704 of the Revised Business Corporation Act of the State of Utah (“RBCA”), any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more shareholders consents in writing, setting forth the action so taken, and such written consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Each share of Common Stock is entitled to one vote per share on any matter which may properly come before the shareholders.

On September 16, 2006, the Company’s Board of Directors, by unanimous written consent in lieu of a meeting as set forth on Exhibit A attached hereto, and the holders of approximately 81% of the Company’s total outstanding voting stock on such date by written consent as set forth on Exhibit B attached hereto, authorized the Corporate Actions and the filing of the Amendment. As of the close of business on September 16, 2006, the Company had outstanding 100,770,140 shares of Common Stock, 14,361,647 shares of Series A Stock and 3,145,604 shares of Series B Stock.

Accordingly, the Company has obtained all necessary approvals in connection with the Corporate Actions and is furnishing this Information Statement solely for the purpose of informing shareholders of the Corporate Actions, in the manner required under the Exchange Act, before the Amendment effectuating the Corporate Actions may be filed.

Effective Date

The Reverse Split and the Name Change will become effective immediately upon the filing of the Amendment with the Office of the Secretary of State of Utah. The filing will be made at least 20 days after the date this Information Statement is first mailed to the Company’s shareholders. At the time of filing, all then outstanding shares of Common Stock will be converted, without any action on the part of the shareholders, into a new lesser number of shares of Common Stock in accordance with the ratio of 1 new post-split share for each 304.44 shares owned immediately prior to the Reverse Split, except that an additional new share will be issued for each fractional share resulting from the Reverse Split and subject to the Board of Directors, in its discretion, taking the action necessary to preserve round lot holders described above.

Reasons for the Reverse Split

The Reverse Split is being effected so that there will be a sufficient number of authorized, but unissued shares of Common Stock of the Company to issue upon the conversion of all outstanding shares of Series A Stock and Series B Stock.

Shareholders should note that the effect of the Reverse Split upon the market price for the Common Stock cannot be accurately predicted. The Company cannot assure you that the market price for shares of Common Stock will be proportionately greater after the Reverse Split than immediately prior to the Reverse Split, or that the market price will increase, or that any increase will be maintained for any period of time, after the Reverse Split. The Company also cannot assure you that the Reverse Split will not adversely impact the market price of the Company’s Common Stock.

Bid and ask quotations for the Company’s Common Stock appear on the NASD’s over-the-counter Bulletin Board (“OTCBB”) under the symbol DLCV.OB. Our bid and ask quotations have not regularly appeared on the OTCBB for any consistent period of time. As of the date of this Information Statement, there is no established trading market for our Common Stock.

The bid and ask prices for the Company’s Common Stock as reported by Yahoo Finance on October 2, 2006 were: $0.015 and $0.014. These over-the-counter market high and low bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. As of October 2, 2006, our Common Stock was held by approximately 658 holders of record.

Effects of the Reverse Split

Voting Rights.

Holders of Common Stock will continue to have one vote for each share of Common Stock owned after the Reverse Split. Consequently, the voting and other rights of the holders of the Common Stock will not be affected by the Reverse Split, other than as a result of the issuance of additional shares of Common Stock resulting from the automatic conversion of shares of Series A Stock into Common Stock simultaneously with the occurrence of the Reverse Split, and the treatment of fractional shares and actions which the Board of Directors may undertake to preserve round lot holders, described above.

Number of Shareholders; Par Value and Authorized Shares.

Other than the holders of Series A Stock who will become holders of Common Stock upon the automatic conversion of their shares of Series A Stock into shares of Common Stock at the time of the Reverse Split, the number of shareholders of record will not be affected by the Reverse Split. The par value and authorized number of shares of Common Stock under the Company’s Articles of Incorporation will remain the same following the effective time of the Reverse Split.

Number of Shares Outstanding.

Not including the number of shares issued to the holders of Series A Stock upon the automatic conversion of the Series A Stock into Common Stock occurring simultaneously with the Reverse Split, the number of shares of Common Stock issued and outstanding will be reduced following the effective time of the Reverse Split. As a result of the Reverse Split, each 304.44 shares of Common Stock owned before the effective time of the Reverse Split will be converted automatically into one share of Common Stock, without any action on the part of the shareholders, subject to adjustment for fractional shares.

All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share. In connection with the Reverse Split, the Board of Directors, in its discretion, may provide special treatment to certain shareholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event the Board of Directors determines to provide such special treatment, shareholders holding 30,444 or fewer shares of Common Stock, but at least 15,222 shares of Common Stock will receive 100 shares of Common Stock after the Reverse Split, and persons holding less than 15,222 shares of Common Stock would not be affected. The terms and conditions of special treatment afforded to the Company’s shareholders to preserve round lot shareholders, if any, including the record dates for determining which shareholders may be eligible for such special treatment, will be established in the discretion of the Board of Directors.

Public Status; Reporting Requirements.

The Company currently has no intention to go private, and the Reverse Split is not intended to be the first step in a going private transaction and will not have the effect of a going private transaction under Rule 13e-3 of the Exchange Act. Moreover, the Reverse Split will not increase the risk of the Company becoming a private company in the future. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

Issuance of Additional Shares.

The number of authorized shares of Common Stock will continue to be 250 million after the Reverse Split. However, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Reverse Split because the 100,770,140 shares of outstanding Common Stock prior to the Reverse Split, approximately 40.31% of the 250 million authorized shares, will be reduced to approximately 330,997 shares, or 0.13% of the 250 million authorized shares of Common Stock. The issuance in the future of such additional authorized shares, including an aggregate of approximately 14,361,647 shares of Common Stock that will be issued upon the automatic conversion of the Series A Stock, up to an aggregate of 3,245,784 shares of Common Stock to be placed in an adjustment escrow account for the issuance of such shares to investors in Private Financing if the Company does not meet certain revenue targets for 2006 or 2007, an aggregate of approximately 3,145,604 shares of Common Stock that will be issued upon the conversion of the Series B Stock at the election of the holders of the Series B Stock, and an aggregate of 9,943,454 shares of Common Stock that will be issued upon the exercise of warrants issued by the Company may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. The effective increase in the number of authorized, but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors. At this time, other than for the conversion of the Series A Stock and the Series B Stock and the exercise of outstanding warrants, and the issuance of shares if the Company fails to meet certain revenue targets in 2006 and 2007, the Board of Directors does not have plans to issue any shares of Common Stock resulting from the effective increase in the number of our authorized, but unissued shares resulting from the Reverse Split.

Federal Income Tax Consequences

The Company will not recognize any gain or loss as a result of the Reverse Split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the Federal income tax consequences of the Reverse Split. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such shareholder resides. Shareholders are urged to consult their own tax advisers to determine the particular consequences of the Reverse Split to them.

Distribution and Costs

The Company will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the Board of Directors, nor the approval by the Majority Shareholder, of the Reverse Split or the Name Change provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder's shares under Section 16-10a-704 of the Revised Business Corporation Act of the State of Utah (“RBCA”), the Articles of Incorporation or the bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of October 2, 2006, certain information with respect to the beneficial ownership of the Company’s equity securities, by (i) any person or group with more than 5% of any class of the Company’s voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group. The table reflects the ownership of the Company’s equity securities by the foregoing parties before and after the Reverse Split.

As of October 2, 2006, we had outstanding (i) 100,770,140 shares of Common Stock, (ii) 14,361,647 shares of Series A Stock, which were issued to the Gas (BVI) Shareholders in the Share Exchange Transaction, (iii) 3,145,604 shares of Series B Stock, which were issued in connection with the Private Financing, (iv) Series A Warrants to purchase an aggregate of 2,976,935 shares of Common Stock at $3.84 per share, (v) Series B Warrants to purchase an aggregate of 1,254,891 shares of Common Stock at $5.48 per share, (vi) a Series J Warrant to purchase an aggregate of 2,284,651 shares of Common Stock at $3.01 per share, (vii) Series C Warrants to purchase an aggregate of 2,284,651 shares of Common Stock at $4.22 per share, and (viii) Series D Warrants to purchase an aggregate of 1,142,326 shares of Common Stock at $6.03 per share.

The Series A and B Warrants have a term of five years. Each Series J Warrant is exercisable for a period of twelve (12) months following the closing of the Private Financing. The Series C and D Warrants of a holder of such warrants are only exercisable once the Series J Warrant of such holder is exercised and their terms are for five years following the closing of the Private Financing.

Shares of Series A and Series B Stock vote together with shares of Common Stock on all matters upon which stockholders are entitled to vote, except to the extent a class vote is required under Utah law or as otherwise provided in the certificate of designations creating such series. On those matters upon which the Series A Stock votes together with the Common Stock and Series B Stock as a single class, each share of Series A carries a number of votes equal to the number of shares of Common Stock issuable in a mandatory conversion based on the then applicable conversion rate. On those matters upon which the Series B Stock votes together with the Common Stock and Series A Stock as a single class, each share of Series B Stock carries a number of votes equal to the number of shares of Common Stock that would be issuable upon conversion. Each holder of Series A and Series B Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Company’s bylaws.

In determining beneficial ownership of the Common Stock after the Reverse Split, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of warrants or options which may be acquired within 60 days. In determining the percentage of Common Stock owned by a person on October 2, 2006, (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial ownership may acquire within 60 days upon conversion of the Series A or Series B Stock or exercise of the warrants and option, and (b) the denominator is the sum of (i) the total shares of that class outstanding on October 2, 2006, and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the Series A or Series B Stock or exercise of the warrants and option. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

Except as otherwise stated, the address of the directors and executive officers listed in the table is:

c/o Beijing Zhong Ran Wei Ye Gas Co., Ltd.
N0.18 Zhong Guan Cun Dong St.
Haidian District
Beijing, China

	Amount and Nature of Beneifical Ownership						Percent of Class			Amount and Nature of Beneifical Ownership				Percent of Class
										(After Reverse Split)				(After Reverse Split)
	Preferred Stock						Preferred Stock			Preferred Stock				Preferred Stock

Shareholder	Series A		Series B		Common Stock	(1)	Series A	Series B	Common Stock	Series A	Series B	Common Stock	(2)	Series A	Series B	Common Stock

Owner of More than 5% of Class

GAS (BVI)					72,569,764				72.02%			238,368				1.62%

Eloten Group Ltd.	6,524,174				32,966,814	(1)	45.43%		32.71%			6,632,459				45.14%
Leading King Investment Limited	5,384,923				27,210,151	(1)	37.50%		27.00%			5,474,299				37.26%
Vision Opportunity Master Fund, Ltd.			2,475,902					78.71%			2,475,902	10,743,963			78.71%	42.24%
John Kuhns			170,772	(3)				5.43%			170,772	637,925			5.43%	4.16%
Kuhs Brothers, Inc.			113,847					3.62%			113,847	581,000			3.62%	3.80%
Coronado Capital Partners LP			180,000					5.72%			180,000	859,635				5.78%

Directors and Executive Officers
Liu Yu Chuan	6,524,174	(5)			32,966,814	(6)	45.43%		32.71%			6,632,459	(6)			45.14%
Sun Quan Dong	5,384,923				27,210,151	(7)	37.50%		27.00%			5,474,299	(7)			37.26%
Zhong Zhi Min	393,581				1,988,772	(1)	2.74%		1.97%			400,113	(1)			2.72%
Li Shu Wang	393,581				1,988,772	(1)	2.74%		1.97%			400,113	(1)			2.72%
Bian Shu Kui	173,962				879,037	(1)	1.21%		0.87%			176,850	(1)			1.20%
Chen Fang	65,604				331,498	(1)	0.46%		0.33%			66,693	(1)			0.45%
Chen Guo Wei	0				-		0.00%		0.00%			-				0.00%
John Kuhns	0		170,772	(3)	-		0.00%	5.43%	0.00%		170,772	637,925	(3)		5.43%	4.29%

All Directors and Executive Officers	12,935,824		170,772		65,365,045		90.07%	5.43%	64.87%	-	170,772	13,788,452		0.00%	5.43%	89.94%

(1) The Preferred Stock and Warrants are assumed to be non- convertible or exercisable within 60 days of the Closing Date prior to the Reverse Split.

(2) Includes the shares of Series A Stock which will automatically convert into Common Stock based on a 1:1 conversion ration after the Reverse Split, and shares of Common Stock issuable upon conversion of Series B Preferred Stock based on a 1:1 conversion ration after giving effect to the Reverse Split, and shares of Common Stock issuable upon exercise of Warrants.

(3) Shares of Common Stock issued to Gas (BVI) as a result of the consummation of the Share Exchange Agreement are beneficially attributed to each of the Gas (BVI) shareholders based on such Gas (BVI) shareholder's percentage ownership interest in Gas (BVI) immediately prior to the Share Exchange Agreement.

(4) Includes (i) 113,847 shares of Series B Stock issued to Kuhns Brothers, Inc., which are beneficially attributed to John Kuhns, and (ii) 56,925 Shares of Series B Stock issued to John Kuhns.

(5) Includes 6,524,174 shares of Series A Stock issued to Eloten Group Ltd., which are beneficially attributed to Mr. Liu Yu Chuan. Mr. Liu and his wife hold an aggregate of 100% ownership interest in Eloten Group Ltd.

(6) Includes 32,966,814 shares of common Stock beneficially attributed to Eloten Group Ltd. based on Eloten Group Ltd.'s ownership interest in Gas (BVI).

(7) Includes 27,210,151 shares of Common Stock beneficially attributed to Leading King Investment Limited based on Leading King Investment Limited's ownership interest in Gas (BVI). Mr. Sun holds 50% ownership interest in Leading King Investment Limited.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Reverse Split and the Name Change to the Majority Shareholders.

By order of the Board of Directors

/s/ Liu Yu Chuan
Chairman of the Board of Directors,
Chief Executive Officer and President

Date: October 19, 2006

UNAMINOUS WRITTEN CONSENT
OF DIRECTORS OF BOARD OF DIRECTORS

OF

DOLCE VENTURES, INC.

September 16, 2006

The undersigned, being all of the directors of the board of directors of Dolce Ventures, Inc. (the “Board of Directors”), a corporation organized under the laws of the State of Utah (the “Company”), hereby adopt the following resolutions pursuant to the bylaws of the Company and the Revised Business Corporation Act of the State of Utah (“RBCA”), in accordance with Section 16-10a-821 of RBCA, as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

RESOLVED, that Article I of the Articles of Incorporation of the Company be amended and restated to read as follows:

“ARTICLE I - NAME

The name of the corporation (hereinafter called the “Corporation”) is “Sino Gas International Holdings, Inc.”; and be it further

RESOLVED, that Article IV of the Articles of Incorporation of the Corporation be amended by combining the outstanding shares of common stock of the Corporation on the basis that 304.44 of such shares of common stock shall become one (1) share of common stock without changing the par value of the shares of the Corporation (the “Reverse Split”); provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to prepare and file with the Securities and Exchange Commission (the “Commission”) and distribute to the stockholders of the Corporation an Information Statement pursuant to Regulation 14C under the Exchange Act (the “Information Statement”) with respect to the change in the name of the Corporation to “Sino Gas International Holdings, Inc.” and the Reverse Split, such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining shareholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on October 16, 2006; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Utah Secretary of State an Amendment to the Articles of Incorporation of the Corporation (the “Amendment”) providing for the combination of the Corporation’s outstanding shares of stock on the basis that 304.44 of such shares of common stock shall become one (1) share of common stock, without changing the par value of the resulting shares, such Amendment to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, any such determination to be conclusively evidenced by the execution, delivery and filing by such officers of the Amendment; and be it further

RESOLVED, that the effective date of the Reverse Split be, and it hereby is, fixed as the 20th day following the date of the Information Statement; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first indicated above.

/s/ Yu-Chuan Liu
Yu-Chuan Liu, Director

/s/ Fang Chen
Fang Chen, Director

/s/ Guo-Wei Chen
Guo-Wei Chen, Director

/s/ Quan-Dong Sun
Quan-Dong Sun, Director

/s/ John Kuhns
John Kuhns, Director

WRITTEN CONSENT

OF MAJORITY SHAREHOLDER
OF

DOLCE VENTURES, INC.

September 16, 2006

The undersigned, being the holders of a majority of the outstanding shares of common stock of Dolce Ventures, Inc. (the “Board of Directors”), a corporation organized under the laws of the State of Utah (the “Company”), hereby adopt the following resolutions pursuant to the bylaws of the Company and the Revised Business Corporation Act of the State of Utah (“RBCA”), in accordance with Section 16-10a-704 of RBCA, as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

RESOLVED, that Article I of the Articles of Incorporation of the Company be amended and restated to read as follows:

“ARTICLE I - NAME

The name of the corporation (hereinafter called the “Corporation”) is “Sino Gas International Holdings, Inc”; and be it further

RESOLVED, that Article IV of the Articles of Incorporation of the Corporation be amended by combining the outstanding shares of common stock of the Corporation on the basis that 304.44 of such shares of common stock shall become one (1) share of common stock without changing the par value of the shares of the Corporation (the “Reverse Split”); provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to prepare and file with the Securities and Exchange Commission (the “Commission”) and distribute to the stockholders of the Corporation an Information Statement pursuant to Regulation 14C under the Exchange Act (the “Information Statement”) with respect to the change in the name of the Corporation to “Sino Gas International Holdings, Inc” and the Reverse Split, such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining shareholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on October 16, 2006; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Utah Secretary of State an Amendment to the Articles of Incorporation of the Corporation (the “Amendment”) providing for the combination of the Corporation’s outstanding shares of stock on the basis that 304.44 of such shares of common stock shall become one (1) share of common stock, without changing the par value of the resulting shares, such Amendment to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, any such determination to be conclusively evidenced by the execution, delivery and filing by such officers of the Amendment; and be it further

RESOLVED, that the effective date of the Reverse Split be, and it hereby is, fixed as the 20th day following the date of the Information Statement; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

[Signature pages follow]

Eloten Group Ltd.

By: YUCHUAN LIU
Title: President and CEO

Leading King Investment Limited

By: ZHI LE CHEN
Title: President

Zhong Zhi Min

Li Shu Wang

Chen Si

Xiang Shu Ying

Chong Shun

Liu Xiao Bing

Zhuo Qing Hui

Bian Shu Kui

Chen Fang

Shang Jian Zhong

Wang Wei Dong